                                                                   EXHIBIT 23.3


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, dated August 23, 1994) and related Joint Proxy Statement and Prospectus of Omega Healthcare Investors, Inc. and Health Equity Properties Incorporated and to the incorporation by reference therein of our report dated February 18, 1994, with respect to the financial statements of Professional Health Care Management, Inc. as of December 31, 1993 and for the fifteen months then ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP


Milwaukee, Wisconsin
August 22, 1994